UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2024

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Inno Holdings Inc. (the “Company”) has dismissed TAAD LLP (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of January 26, 2024. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a) Previous Independent Accountants

(i) On January 26, 2024, the Company dismissed the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the year ended September 30, 2023, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles except as set forth in subparagraph (iii) below.

(iii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the year ended September 30, 2023, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from operations.

(iv) During the fiscal year ending September 30, 2023, and during the interim period through January 26, 2024, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years, and (ii) were no reportable events of the kind referenced in Item 304(a)(1)(v) of Regulation S-K.

(v) The Company’s audit committee (the “Audit Committee”) made the decision to change independent accountants, acting under authority delegated to it, and approved the change of the independent accountants at a meeting on January 22, 2024.

The Company requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.01(b) New Independent Accountants

On January 26, 2024, the Company engaged Simon & Edward, LLP (the “New Accounting Firm”) as our independent registered public accounting firm for the year ended September 30, 2024. The Audit Committee made the decision to engage the New Accounting Firm acting under authority delegated to it, and approved the same on January 22, 2024.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to January 26, 2024 (the date of the New Accounting Firm’s appointment), regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
16.1	Letter from TAAD LLP
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Dekui Liu
Name:	Dekui Liu
Title:	Chief Executive Officer, Director and Chairman

Date: January 31, 2024